UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2021

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on September 7, 2021, TopBuild Corp., a Delaware corporation (“TopBuild”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DI Parent, LP, a Delaware limited partnership, DI Super Holdings, Inc., a Delaware corporation (“DI Parent”), Diameter Merger Co., a Delaware corporation (“Merger Sub”), and Advent International GPE VII, LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into DI Parent, with DI Parent surviving the merger as a wholly owned subsidiary of TopBuild (the “Merger”).  At Closing, TopBuild will pay aggregate consideration of $1,001.0 million in cash, on a cash-free, debt-free basis, subject to a customary purchase price adjustment mechanism. TopBuild expects the Closing to occur in the fourth quarter of 2021.

Consummation of the Merger is subject to customary conditions, including the absence of legal restraints and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

On September 28, 2021, TopBuild announced a private offering (the “Notes Offering”) of $500.0 million aggregate principal amount of senior notes due 2032 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.  TopBuild intends to use the net proceeds from the Notes Offering, together with borrowings under a new term loan and cash on hand, to fund the purchase price payable in connection with the consummation of the Merger, including the payment of related fees and expenses. TopBuild has incorporated by reference into the offering memorandum for the Notes Offering (i) audited consolidated financial statements for DI Purchaser, Inc. (“DI Purchaser”) as of and for the year ended December 31, 2020 and (ii) unaudited pro forma condensed combined financial information giving effect to the Merger.  DI Parent conducts its operations through Distribution International, Inc. (“Distribution International”), and DI Purchaser is a subsidiary of DI Parent and an indirect parent of Distribution International. DI Parent does not conduct any operations and does not have any material assets other than the equity interests of Distribution International Holding LLC (“Distribution International Holding”).  Distribution International Holding, in turn, does not conduct any operations and does not have any material assets other than the capital stock of Distribution International Holding Corp., the direct parent of Distribution International.

The audited consolidated financial statements of DI Purchaser, Inc., which comprise the consolidated balance sheet as of December 31, 2020, the related consolidated statement of operations and comprehensive income, consolidated statement of cash flows and statement of changes in stockholder’s equity for the year then ended and related notes thereto, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations of TopBuild as of and for the year ended December 31, 2020 giving effect to the Merger is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by TopBuild under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Consolidated Financial Statements of DI Purchaser, Inc.
99.2	Unaudited Pro Forma Condensed Combined Financial Information
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: September 28, 2021	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer

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